EXHIBIT 21






























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                                                            EXHIBIT 21


                       LIST OF SUBSIDIARY CORPORATIONS
                          ARKANSAS BEST CORPORATION


The Registrant owns and controls the following subsidiary corporations:

                                          Jurisdiction of    % of Voting
             Name                          Incorporation   Securities Owned

Subsidiaries of Arkansas Best Corporation:
  ABF Freight System, Inc.                    Delaware            100
  Treadco, Inc.                               Delaware           45.7
  Transport Realty, Inc.                      Arkansas            100
  Data-Tronics Corp.                          Arkansas            100
  Arkansas Underwriters Corporation           Arkansas            100
  Advertising Counselors, Inc.                Arkansas            100
  ABF Cartage, Inc.                           Delaware            100
  ABF Farms, Inc.                             Arkansas            100
  Land-Marine Cargo, Inc.                     Puerto Rico         100
  Integrated Distribution, Inc.               Arkansas            100
  ABF Freight System Canada, Ltd.             Canada              100
  ABF Freight System de Mexico, Inc.          Delaware            100
  Agile Freight System, Inc.                  Delaware            100
  Agricultural Express of America, Inc.       Delaware            100
  Clipper Exxpress Company                    Delaware            100
  WorldWay Corporation                        North Carolina      100

Subsidiary of ABF Freight System, Inc.:
  ABF Freight System (B.C.), Ltd.             British Columbia    100

Subsidiaries of WorldWay Corporation
  G.I. Trucking Company                       California          100
  Cardinal Freight Carriers, Inc.             Virginia            100
  CaroTrans International, Inc.               North Carolina      100
  The Complete Logistics Company              California          100
  Motor Carrier Insurance, Ltd.               Bermuda             100
  Carrier Computer Services, Inc.             North Carolina      100
  Carolina Breakdown Service, Inc.            North Carolina      100
  Hawaiian Pacific Freight Forwarding         California          100

















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